Exhibit 99.1

ADPT News - For Immediate Release

ADEPTUS HEALTH REPORTS FOURTH QUARTER AND YEAR END 2015 RESULTS AND PROVIDES 2016 GUIDANCE

Systemwide Revenue Increased 82% for Fourth Quarter

Adjusted EBITDA Increased 107% for Fourth Quarter

Adjusted EPS Increased 400% for Fourth Quarter

Lewisville, Texas (February 24, 2016) — Adeptus Health Inc. (NYSE: ADPT) (“ADPT” or the “Company”), the largest operator of freestanding emergency rooms in the U.S., announced its results for the fourth quarter and full year ended December 31, 2015. All comparisons included in this release are for the same period in the prior year, unless otherwise noted. See “Non-GAAP Financial Measures Description and Reconciliation” for further information related to Systemwide Revenue, Adjusted EBITDA and Adjusted earnings per share.

Fourth Quarter 2015 Highlights:

•	Systemwide net patient services revenue was $127.8 million versus $70.3 million in prior year, an increase of 82%;

•	Net operating revenue was $105.4 million versus $70.1 million in prior year, an increase of 50%;

•	Adjusted EBITDA was $21.1 million versus $10.2 million in prior year, an increase of 107%;

•	Adjusted earnings per share was $0.45 and GAAP earnings per share was $0.09;

•	Cash flow provided by operating activities was $8.0 million versus a usage of ($3.9) million in prior year;

•	Net income attributable to Adeptus Health Inc. was $1.3 million versus $0.3 million in prior year; and

•	The Company opened seven freestanding facilities and one hospital during the fourth quarter 2015.

Year End 2015 Highlights:

•	Systemwide net patient services revenue was $425.3 million versus $210.9 million in prior year, an increase of 102%;

•	Net operating revenue was $364.7 million versus $210.7 million in prior year, an increase of 73%;

•	Adjusted EBITDA was $75.9 million versus $28.2 million in prior year, an increase of 169%;

•	Adjusted earnings per share was $1.37 and GAAP earnings per share was $1.09;

•	Cash flow provided by operating activities was $13.1 million versus a usage of ($24.7) million in prior year;

•	Net income attributable to Adeptus Health Inc. was $13.2 million versus a loss of $3.4 million in prior year; and

•	At year end, the Company had 81 freestanding facilities and two hospitals.

2016 Guidance

We expect systemwide net patient services revenue, which includes revenue from our unconsolidated joint ventures, of $635.0 million to $665.0 million for the full year 2016. We expect Adjusted EBITDA of $108.0 million to $113.0 million and Adjusted earnings per share of $2.50 to $2.60 for the full year 2016.

Results of Operations for the Fourth Quarter 2015

Thomas S. Hall, Chairman and CEO, stated, “2015 was a year of significant accomplishments for Adeptus Health. We doubled our revenue, grew Adjusted EBITDA by 169%, and opened 26 new freestanding emergency rooms and two hospitals, while at the same time earning the Press Ganey Guardian of Excellence Award in patient satisfaction for the third consecutive year. Our openings included a hospital and four new facilities with our partner Dignity Health. We also announced partnerships with UCHealth in Colorado, Ochsner Health in Louisiana and most recently with Mount Carmel Health Systems, which is part of Trinity Health, in Ohio.”

During the fourth quarter, ADPT opened eight new facilities, including five freestanding emergency facilities and one hospital in Texas, one freestanding emergency facility in Colorado, which is part of our partnership with University of Colorado Health, and one freestanding emergency facility in Arizona with partner, Dignity Health. Additionally, construction has begun on two hospitals in Colorado, one in Louisiana and one in Houston, Texas.

For the fourth quarter of 2015, ADPT generated total net operating revenue of $105.4 million, an increase of 50%. Net operating revenue excludes revenue from 15 facilities in Colorado,  nine of which were consolidated in the prior year, and the Arizona hospital and its four freestanding facilities, which are accounted for as equity method investments. The increase was primarily attributable to the impact of patient volumes from the expansion of the number of consolidated freestanding facilities from 46 to 62 and annual gross charge increases, offset by the deconsolidation of our Colorado locations due to the UCHealth joint venture.

ADPT generated net income of $2.1 million for the quarter, of which $1.3 million was attributable to Adeptus Health Inc., compared to a net loss of $1.5 million from the prior year, of which net income of $0.3 million was attributable to Adeptus Health Inc. The increase in net income was due to an increase of $35.4 million in net operating revenue and a $2.4 million increase in equity in earnings of unconsolidated joint ventures. This increase was partially offset by increases in salaries, wages and benefits and other costs related to our growth initiatives, a $5.0 million loss on extinguishment of debt, an increase in depreciation and amortization expense and the impact of taxes on higher earnings.

Adjusted EBITDA increased 107% to $21.1 million. This increase was primarily attributable to a $35.4 million increase in net operating revenue and a $2.4 million increase in equity in earnings of unconsolidated joint ventures, partially offset by increases in salaries, wages and benefits and other costs related to our growth initiatives. See "Non-GAAP Financial Measures Description and Reconciliation" and "Reconciliation of Adjusted EBITDA to Net Income (Loss)" below for further information related to Adjusted EBITDA and its reconciliation to net income (loss).

Adjusted earnings per share was $0.45 per share and GAAP earnings per share was $0.09 per share for the quarter. Adjusted earnings per share is calculated using a weighted average of both Class A and Class B common shares outstanding, which was an aggregate of 20,767,295 common shares at December 31, 2015. Adjustments for the quarter include $3.8 million of preopening costs associated with new facility openings, $0.9 million of stock compensation expense, $5.0 million related to a loss on debt extinguishment and $1.7 million of other costs associated with our growth initiatives and an adjustment for taxes in order to establish a normalized tax rate of 35% for comparability purposes. See "Non-GAAP Financial Measures Description and Reconciliation" and "Earnings Per Share Reconciliation" below for further information related to Adjusted earnings per share and its reconciliation to net income (loss).

Results of Operations for the Year Ended 2015

During the year ended December 31, 2015, ADPT opened 28 new facilities, including 16 freestanding emergency facilities and one hospital in Texas, six freestanding emergency facilities in Colorado, which are part of our partnership with University of Colorado Health, and one hospital and four freestanding emergency facilities in Arizona with partner, Dignity Health.

For the year ended December 31, 2015, ADPT generated total net operating revenue of $364.7 million, an increase of 73%. Net operating revenue excludes revenue from 15 facilities in Colorado, nine of which were consolidated in the prior year, and the Arizona hospital and its four freestanding facilities, which are accounted for as equity method investments. The increase was primarily attributable to the impact of patient volumes from the expansion of the number of consolidated freestanding facilities from 46 to 62 and annual gross charge increases, offset by the deconsolidation of our Colorado locations due to the UCHealth joint venture.

ADPT generated net income of $32.8 million for the year ended December 31, 2015, of which $13.2 million was attributable to Adeptus Health Inc., compared to a net loss of $17.3 million from the prior year, of which $3.4 million was attributable to Adeptus Health Inc. The increase in net income was due to an increase of $154.0 million in net operating revenue, a $9.8 million increase in equity in earnings of unconsolidated joint ventures, coupled with a $24.3 million gain recognized on the contribution of existing freestanding facilities to the joint venture with University of Colorado Health. This increase was partially offset by increases in salaries, wages and benefits and other costs related to our growth initiatives, a $5.0 million loss on extinguishment of debt, an increase in depreciation and amortization expense and the impact of taxes on higher earnings.

Adjusted EBITDA increased 169% to $75.9 million. This increase was primarily attributable to a $154.0 million increase in net operating revenue and a $9.8 million increase in equity in earnings of unconsolidated joint ventures, partially offset by increases in salaries, wages and benefits and other costs related to our growth initiatives. See "Non-GAAP Financial Measures Description and Reconciliation" and "Reconciliation of Adjusted EBITDA to Net Income (Loss)" below for further information related to Adjusted EBITDA and its reconciliation to net income (loss).

Adjusted earnings per share was $1.37 per share and GAAP earnings per share was $1.09 per share for the year ended December 31, 2015. Adjusted earnings per share is calculated using a weighted average of both Class A and Class B common shares outstanding, which was an aggregate of 20,747,403 common shares at December 31, 2015. Adjustments for the year ended December 31, 2015 include a $24.3 million gain recognized on the contribution of existing freestanding facilities to the joint venture with University of Colorado Health, $13.0 million of preopening costs associated with new facility openings, $2.8 million of stock compensation expense, $2.1 million related to public offerings of our Class A common stock, $5.0 million related to a loss on debt extinguishment and $3.6 million of other costs associated with our growth initiatives and an adjustment for taxes in order to establish a normalized tax rate of 35% for comparability purposes. See "Non-GAAP Financial Measures Description and Reconciliation" and "Earnings Per Share Reconciliation" below for further information related to Adjusted earnings per share and its reconciliation to net income (loss).

Systemwide Financial Results

For the fourth quarter of 2015, ADPT generated systemwide net patient services revenue of $127.8 million, an increase of 82%. The increase was primarily attributable to the impact of increased patient volumes from the expansion of the number of freestanding facilities from 55 to 81, annual gross charge increases and the opening of hospitals in Texas and Arizona.

For the year ended December 31, 2015, ADPT generated systemwide net patient services revenue of $425.3 million, an increase of 102%. The increase was primarily attributable to the impact of increased patient volumes from the expansion of the number of freestanding facilities from  55 to 81, annual gross charge increases and the opening of hospitals in Texas and Arizona.

As of December 31, 2015,  15 freestanding facilities associated with our joint venture with University of Colorado Health and our Arizona hospital and its four freestanding facilities associated with our joint venture with Dignity Health were accounted for using the equity method. For consolidated subsidiaries, the Company’s financial statements reflect 100% of the revenues and expenses for these subsidiaries, after elimination of intercompany transactions and accounts. For our unconsolidated joint ventures, consolidated statements of operations reflect those earnings in two line items:

•	Equity in earnings of unconsolidated joint ventures, which represents our share of the net income or loss of each equity method joint venture based on our ownership percentage; and
•

Management and contract services revenues, which represent the Company’s combined income from management and contract services that are earned from managing the day-to-day operations and providing contract staffing of the facility.

As a result of this accounting treatment in our reported results, management supplementally focuses on non-GAAP systemwide metrics to analyze the results of operations. These systemwide metrics include systemwide net patient services revenue. Systemwide metrics treat our unconsolidated facilities as if they were consolidated. While the revenues earned at the unconsolidated facilities are not recorded in our consolidated financial statements, management believes systemwide net patient services revenue growth is important to understand the Company’s financial performance because it is used to interpret the sources of our growth and provide a growth metric incorporating the revenues earned by all affiliated facilities, regardless of the accounting treatment. As we execute on our strategy of partnering with health systems, management expects the number of our facilities accounted for under the equity method to increase relative to the total number of affiliated facilities.

Liquidity

At the end of the fourth quarter, the Company had cash of $16.0 million and $39.8 million available under its revolving credit facility.  Net cash flow from operations was $8.0 million for the fourth quarter, and $13.1 million for the year ended December 31, 2015.  At December 31, 2015, the Company had total long-term debt and capital lease obligations of $128.8 million and debt net of cash of $112.7 million.

In October 2015, the Company closed on a  new $175.0 million senior credit facility.  The new senior credit facility includes a $50.0 million revolver and a $125.0 million term loan. As a result of this new facility our interest rate has been reduced to LIBOR plus 3.75% from LIBOR plus 7.5%. The proceeds from the new credit facility along with a portion of existing cash were used to pay off the previous credit facility.

Market Outlook

We expect to continue to grow our freestanding emergency room network at a rate of opening 24 new sites per year, including both owned and joint venture facilities. Construction on our two hospitals in Colorado remain on schedule to open in the third and fourth quarter of 2016. Prior to the end of the year, we expect to open our first hospital with Ochsner Health in New Orleans.

ADPT’s growth is addressing the shortage of quality emergency medical care in the U.S. As the most recent American College of Emergency Physicians (ACEP) survey highlights, America's emergency care system remains overstretched as emergency visits continue to rise. Respondents noted that this rise is combined in part with an increase in the acuity of patients’ injuries and/or illnesses. Again, this underscores the growing need for additional access points to high quality, 24/7 emergency care. Our facilities offer just that with convenient neighborhood locations.

“Through joint venture partnerships with leading healthcare systems including Dignity Health, UCHealth, Oschsner Health System and Mount Carmel Health System, as well as the expansion of our network of freestanding facilities, we are helping to transform the delivery of emergency care in the U.S.,” added Hall. “As 2016 unfolds we expect to announce additional joint venture partnerships.”

Conference Call

A live audio webcast to present the fourth quarter and year end 2015 results will take place today at 11:00 am (Eastern Time), hosted by Thomas S. Hall, Chairman and CEO, Timothy Fielding, CFO,  and Graham Cherrington, President and COO.

The audio webcast will be available by accessing:  [https://www.webcaster4.com/Webcast/Page/1069/13148]

Following the call, an archived recording of the replay will also be available on the Adeptus Health Investor Relations page for 30 days:  http://ir.adeptushealth.com/events-and-presentations/events/default.aspx

About Adeptus Health Inc.

Adeptus Health (NYSE:ADPT) is a leading patient-centered healthcare organization expanding access to the highest quality emergency medical care through its network of freestanding emergency rooms and partnerships with premier healthcare providers.  In Texas, Adeptus Health owns and operates First Texas Hospital and First Choice Emergency Room, the nation's largest and oldest network of independent freestanding emergency rooms. In Colorado, in partnership with University of Colorado Health, Adeptus Health operates UCHealth Emergency Rooms. In Arizona, with Dignity Health, the company operates Dignity Health Arizona General Hospital and freestanding emergency rooms. In Louisiana, Adeptus Health has a partnership with Ochsner Health System, the state’s largest healthcare system, to improve access to emergency medical care. In Ohio, Adeptus Health has a partnership with Mount Carmel Health System. All Adeptus Health freestanding facilities are fully equipped emergency rooms with a complete radiology suite of diagnostic technology (CT scanner, ultrasound, and digital X-ray), on-site laboratory, and staffed with board-certified physicians and emergency trained registered nurses. According to patient feedback collected by Press Ganey Associates Inc., Adeptus Health provides the highest quality emergency medical care and received the 2013, 2014 and 2015 Press Ganey Guardian of Excellence Award for exceeding the 95th percentile in patient satisfaction nationwide. For more information please visit us on the web at adhc.com.

Media Contact:	Jackie Zupsic Hill & Knowlton Strategies Jackie.Zupsic@hkstrategies.com Tel: (212) 885 – 0590
Investor Relations Contact:	Susan A. Noonan S.A. Noonan Communications susan@sanoonan.com Tel: (212) 966 – 3650

Forward-Looking Statements

Certain statements and information herein may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our guidance, objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Any forward-looking statements herein are made as of the date of this press release, and ADPT undertakes no duty to update or revise any such statements except as required by the federal securities laws. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in ADPT’s filings with the U.S. Securities and Exchange Commission (“SEC”) from time to time and which are accessible on the SEC’s website at www.sec.gov, including in the section entitled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2014. Among the factors that could cause future results to differ materially from those provided in this press release are: our ability to implement our growth strategy; our ability to maintain sufficient levels of cash flow to meet growth expectations; our ability to protect our brand; federal and state laws and regulations relating to our facilities, which could lead to the incurrence of significant penalties by us or require us to make significant changes to our operations; our ability to locate available facility sites on terms acceptable to us; competition from hospitals, clinics and other emergency care providers; our dependence on payments from third-party payors; our ability to source and procure new products and equipment to meet patient preferences; our reliance on Medical Properties Trust (“MPT”) and the MPT Master Funding and Development Agreements; disruptions in the global financial markets leading to difficulty in borrowing sufficient amounts of capital to finance the carrying costs of inventory to pay for capital expenditures and operating costs; our ability or the ability of our healthcare system partners to negotiate favorable contracts or renew existing contracts with third-party payors on favorable terms; significant changes in our payor mix or case mix resulting from fluctuations in the types of cases treated at our facilities; significant changes in the rules, regulations and systems governing Medicare and Medicaid reimbursements; material changes in IRS revenue rulings, case law or the interpretation of such rulings; shortages of, or quality control issues with, emergency care-related products, equipment and medical supplies that could result in a disruption of our operations; the intense competition we face for patients, physician use of our facilities, strategic relationships and commercial payor contracts; the fact that we are subject to significant malpractice and related legal claims; the growth of patient receivables or the deterioration in the ability to collect on those accounts; the impact on us of PPACA, which represents a significant change to the healthcare industry; and ensuring our continued compliance with HIPAA, which could require us to expend significant resources and capital; and the factors discussed in the section entitled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2014.

Non-GAAP Financial Measures Description and Reconciliation

This press release includes presentations of Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, further adjusted to eliminate the impact of certain additional items, including, facility pre-opening expenses, stock compensation expense and other non-recurring costs, losses or gains.

This press release also includes presentation of Adjusted earnings (loss) per share, which is defined as earnings (loss) per share related to the Company’s overall operation, including controlling and non-controlling interests, as adjusted to exclude certain additional items, including, facility preopening expenses, stock compensation expense and other non-recurring costs, losses or gains and an adjustment for taxes in order to establish a normalized tax rate of 35% for comparability purposes, divided by the aggregate number of shares of Class A and Class B common stock outstanding as of the end of the period.

In addition, this press release presents systemwide metrics to analyze the results of operations. These systemwide metrics include systemwide net patient services revenue.  Systemwide metrics treat our unconsolidated facilities as if they were consolidated.

These non-GAAP financial measures, Adjusted EBITDA, Adjusted earnings (loss) per share and systemwide metrics, are commonly used by management and investors as performance measures. The Company’s non-GAAP financial measures are not considered measures of financial performance under U.S. generally accepted accounting principles (GAAP), and the items excluded therefrom are significant components in understanding and assessing our financial performance. These non-GAAP financial measures should not be considered in isolation or as an alternative to GAAP measures such as net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in our consolidated financial statements as an indicator of financial performance. Reconciliations of non-GAAP financial measures are provided in this press release.  Since these non-GAAP financial measures are not measures determined in accordance with GAAP and are susceptible to varying calculations, these measures, as presented, may not be comparable to other similarly titled measures of other companies.

Adeptus Health Inc.

Condensed Consolidated Statements of Operations and Other Information

(in thousands, except shares, per share data and other information)

	Three Months Ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014
	(unaudited)	(unaudited)	(unaudited)	(audited)
Patient service revenue	$ 119,093	$ 80,290	$ 420,612	$ 243,298
Provision for bad debt	(19,754)	(10,234)	(70,119)	(32,624)
Net patient service revenue	99,339	70,056	350,493	210,674
Management and contract services revenue	6,095	20	14,194	20
Total net operating revenue	105,434	70,076	364,687	210,694
Equity in earnings (loss) of unconsolidated joint ventures	1,457	(900)	8,927	(900)
Operating expenses:
Salaries, wages and benefits	62,690	43,921	218,114	136,498
General and administrative	15,382	10,860	51,083	37,604
Other operating expenses	14,376	9,871	51,374	27,287
Depreciation and amortization	4,338	4,663	17,875	15,037
Total operating expenses	96,786	69,315	338,446	216,426
Income (loss) from operations	10,105	(139)	35,168	(6,632)
Other income (expense):
Gain on contribution to joint venture	-	-	24,250	-
Interest expense	(1,834)	(2,806)	(12,759)	(11,966)
Realized loss on derivative	(92)	-	(92)	-
Loss on extinguishment of debt	(5,011)	-	(5,011)	-
Total other (expense) income	(6,937)	(2,806)	6,388	(11,966)
Income (loss) before provision for income taxes	3,168	(2,945)	41,556	(18,598)
Provision (benefit) for income taxes	1,116	(1,468)	8,733	(1,326)
Net income (loss)	2,052	(1,477)	32,823	(17,272)
Less: Net income (loss) attributable to the non-controlling interest	739	(1,739)	19,606	(13,921)
Net income (loss) attributable to Adeptus Health Inc.	$ 1,313	$ 262	$ 13,217	$ (3,351)
Net income (loss) per share of Class A common stock:
Basic	$ 0.09	$ 0.03	$ 1.09	$ (0.34)
Diluted	$ 0.09	$ 0.03	$ 1.09	$ (0.34)
Weighted average shares of Class A common stock:
Basic	14,257,187	9,845,016	12,103,383	9,845,016
Diluted	14,257,187	9,845,016	12,103,383	9,845,016

Other information
Number of systemwide facilities, including hospitals	83	55	83	55

Adeptus Health Inc.

Reconciliation of Adjusted EBITDA to Net Income (Loss)

(unaudited; in thousands)

	Three Months Ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014

Net income (loss)	$ 2,052	$ (1,477)	$ 32,823	$ (17,272)
Depreciation and amortization (1)	4,724	4,663	19,310	15,037
Interest expense	1,834	2,806	12,759	11,966
Provision (benefit) for income taxes	1,116	(1,468)	8,733	(1,326)
Gain on contribution to joint venture	-	-	(24,250)	-
Preopening expenses	3,795	4,443	12,986	10,550
Stock compensation expense	873	319	2,819	1,015
Public offering expenses	-	-	2,072	5,157
Duplicative billing effort	939	-	939	-
Loss on extinguishment of debt	5,011	-	5,011	-
Other	722	877	2,709	3,073
Total adjustments	19,014	11,640	43,088	45,472
Adjusted EBITDA	$ 21,066	$ 10,163	$ 75,911	$ 28,200

(1) Includes the Company’s proportionate share of depreciation and amortization related to its joint ventures

Adjusted Earnings Per Share Reconciliation

 (unaudited; in thousands, except shares, per share data and other information)

	Three Months Ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014
Weighted average common shares outstanding
Class A common shares	14,257,187	9,845,016	12,103,383	9,845,016
Class B common shares	6,510,108	10,781,153	8,644,020	10,781,153
Total Class A and B common shares	20,767,295	20,626,169	20,747,403	20,626,169

Net income (loss) attributable to Adeptus Health Inc.	$ 1,313	$ 262	$ 13,217	$ (3,351)
Net income (loss) attributable to non-controlling interest	739	(1,739)	19,606	(13,921)
Total net income (loss)	2,052	(1,477)	32,823	(17,272)

Adjustments:
Gain on contribution to joint venture	-	-	(24,250)	-
Preopening expenses	3,795	4,443	12,986	10,550
Stock compensation expense	873	319	2,819	1,015
Public offering costs	-	-	2,072	5,157
Loss on extinguishment of debt	5,011	-	5,011	-
Other	1,661	877	3,648	3,073
Total adjustments	11,340	5,639	2,286	19,795
Tax impact of adjustments (1)	(3,969)	(1,974)	(800)	(6,928)
Tax adjustment resulting from applying effective tax rate (2)	7	(437)	(5,812)	5,183
Adjusted net income	9,430	1,751	28,497	778
Adjusted net income per share	$ 0.45	$ 0.09	$ 1.37	$ 0.04

(1) Reflects the removal of the tax benefit associated with the adjustments
(2) Represents adjusting to a normalized effective tax rate of 35%

Systemwide Net Patient Services Revenue

(unaudited; in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014
Net Patient Services Revenue:
Consolidated facilities	$99,339	$70,056	$350,493	$210,674
Unconsolidated joint ventures	28,416	247	74,769	247
Systemwide net patient services revenue	$127,755	$70,303	$425,262	$210,921

Adeptus Health Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2015	2014
ASSETS	(unaudited)	(audited)
Current assets
Cash	$ 16,037	$ 2,002
Restricted cash	-	4,795
Accounts receivable, less allowance for doubtful accounts of $28,818 and $13,068, respectively	65,954	37,422
Other receivables and current assets	31,532	17,137
Medical supplies inventory	5,167	4,287
Total current assets	118,690	65,643
Property and equipment, net	70,187	93,892
Investment in unconsolidated joint ventures	43,104	2,100
Deposits	1,163	1,772
Deferred tax asset	206,265	34,084
Intangibles, net	18,235	20,015
Goodwill	61,009	61,009
Other long term assets	6,628	4,303
Total assets	$ 525,281	$ 282,818

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$ 27,521	$ 25,420
Accrued compensation	23,197	13,521
Current maturities of long-term debt	7,585	1,816
Current maturities of capital lease obligations	102	81
Deferred rent	858	607
Total current liabilities	59,263	41,445
Long-term debt, less current maturities	117,241	104,982
Payable to related parties pursuant to tax receivable agreement	191,302	30,039
Capital lease obligation, less current maturities	3,954	4,056
Deferred rent	3,837	2,416
Total liabilities	375,597	182,938
Commitments and contingencies
Shareholders' equity
Preferred stock, par value $0.01 per share; 10,000,000 shares authorized and zero shares issued and outstanding at December 31, 2015	-	-
Class A common stock, par value $0.01 per share; 50,000,000 shares authorized, 14,257,187 and 9,845,016 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	143	98
Class B common stock, par value $0.01 per share; 20,000,000 shares authorized, 6,510,738 and 10,781,153 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	65	108
Additional paid in capital	85,457	51,238
Accumulated other comprehensive loss	-	(74)
Retained earnings (deficit)	6,323	(3,351)
Non-controlling interest	57,696	51,861
Total shareholders' equity	149,684	99,880
Total liabilities and shareholders' equity	$ 525,281	$ 282,818

Adeptus Health Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year ended
	December 31,
	2015	2014
Cash flows from operating activities:	(unaudited)	(audited)
Net income (loss)	$ 32,823	$ (17,272)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss (gain) from the disposal or impairment of assets	68	(42)
Realized loss on derivative	92	-
Depreciation and amortization	17,875	15,037
Deferred tax benefit	6,950	(2,147)
Amortization of deferred loan costs	928	891
Write-off of deferred loan costs	2,931	-
Provision for bad debts	70,119	32,624
Gain on contribution to unconsolidated joint ventures	(24,250)	-
Equity in earnings (loss) of unconsolidated joint ventures	(8,927)	900
Distribution from unconsolidated joint venture	4,200	-
Stock-based compensation	2,819	1,015
Changes in operating assets and liabilities
Restricted cash	4,795	(4,501)
Accounts receivable	(98,651)	(54,159)
Other receivables and current assets	(10,712)	(8,248)
Medical supplies inventory	(1,720)	(2,793)
Other long-term assets	(717)	63
Accounts payable and accrued expenses	2,407	7,413
Accrued compensation	9,676	4,363
Deferred rent	2,375	2,158
Net cash provided by (used in) operating activities	13,081	(24,698)
Cash flows from investing activities:
Investment in unconsolidated joint venture	-	(3,000)
Deposits	544	(1,022)
Proceeds from the sale of property and equipment	1,535	2,003
Capital expenditures	(7,421)	(47,429)
Net cash used in investing activities	(5,342)	(49,448)
Cash flows from financing activities:
Proceeds from public offerings, net of underwriters fees and expenses	360,420	96,226
Purchase of limited liability units from LLC Unit holders	(360,420)	-
Proceeds from long-term borrowings	184,000	99,457
Payment of deferred loan costs	(5,484)	(751)
Payments on borrowings	(168,358)	(70,380)
Payments of capital lease obligations	(81)	(57)
Payment of dividends	-	(60,000)
Tax distribution to unit holders	(3,543)	(9)
Restricted stock forfeited on vesting to satisfy withholding requirements	(238)	-
Contribution from original owner	-	167
Net cash provided by financing activities	6,296	64,653
Net increase (decrease) in cash and cash equivalents	14,035	(9,493)
Cash, beginning of period	2,002	11,495
Cash, end of period	$ 16,037	$ 2,002